                                  EXHIBIT 4(D)

                               HEALTH POWER, INC.

                  1996 DIRECTORS STOCK AWARD AND PURCHASE PLAN

Section 1.      Purpose.
                -------

                The purpose of the Health Power, Inc. 1996 Directors Stock Award and Purchase Plan (the "Plan") is to assist directors of Health Power, Inc., a Delaware corporation (the "Company"), and its subsidiaries who are not employees of the Company or any of its subsidiaries to acquire or increase a proprietary interest in the Company by (i) the payment of annual retainers (the "Retainers") to such directors partially in the form of cash and in shares of common stock, $0.01 par value, of the Company (the "Shares"), (ii) the payment of fees for attending the regularly scheduled quarterly Board of Directors (the "Board") meetings (the "Quarterly Meeting Fees") to such directors partially in the form of cash and in Shares, and (iii) pursuant to elections made by such directors, by the payment of fees for attending special Board meetings and other fees (the "Other Fees") to such directors partially in the form of cash or in Shares or a combination thereof.

Section 2.      Shares Subject to the Plan.
                ---------------------------

                The maximum aggregate number of Shares reserved and available for issuance under the Plan shall be 35,000 Shares. Such Shares may be authorized but unissued Shares or issued Shares reacquired by the Company and held as treasury Shares. The aggregate number of Shares allocated to the Plan shall be subject to adjustment pursuant to Section 9.

Section 3.      Eligibility.
                -----------

                The persons eligible to be paid Retainers, Quarterly Meeting Fees, and Other Fees in the form of Shares pursuant to the Plan shall include only individuals who are directors of the Company or one of its subsidiaries and who are not employees of the Company or any subsidiary of the Company (each such individual, an "Eligible Director").

Section 4.      Payment of Retainers.
                --------------------

                Each Eligible Director shall be paid a Retainer (in such total dollar amount as may be determined by the Board of Directors of the Company (the "Board") in its discretion from time to time) by the Company on an annual basis as follows:

                       (a) FORMULA  AWARDS.  One-half of the  Retainer, net of
                withholding taxes (as further described in Section 11), shall be paid to the Eligible Director in the form of a number of Shares equal to one-half of the net dollar amount of the Retainer divided by the fair market value of the Shares as of the last trading day of the year with respect to which the Retainer is to be paid (e.g., for 1996, the fair market value shall be determined as of December 31, 1996).

                       (b) PARTICIPANT-DIRECTED TRANSACTIONS. The other half
                (the "Participant-Directed Half") of the Retainer shall be paid in cash or Shares, or any combination thereof, according to a written election signed by the Eligible Director and received by the Company. If an Eligible Director elects to have all or any portion of the Participant-

                Directed Half of the Retainer paid in Shares, such payment, net of withholding taxes, shall be made in the form of a number of Shares equal to the net dollar amount of the Participant-Directed Half of the Retainer which such Eligible Director elects to receive in Shares divided by the fair market value of the Shares as of the last trading day of the year with respect to which the Retainer is to be paid. If no election is made as provided under this Section 4(b), the Participant-Directed Half of the Retainer shall not be paid in whole or in part in Shares.

Section 5.      Payment of Quarterly Meeting Fees.
                ----------------------------------

                Each Eligible Director shall be paid Quarterly Meeting Fees for each regularly scheduled quarterly Board meeting attended (in such total dollar amount as may be determined by the Board in its discretion from time to time) by the Company on a quarterly basis as follows:

                          (a) FORMULA  AWARDS.  One-half of the  Quarterly
                Meeting Fees, net of withholding taxes (as further described in Section 11), shall be paid to the Eligible Director in the form of a number of Shares equal to one-half of the net dollar amount of the Quarterly Meeting Fees divided by the fair market value of the Shares as of the last trading day prior to the date on which the quarterly Board meeting is held.

                          (b)   PARTICIPANT-DIRECTED   TRANSACTIONS.   The
                Participant-Directed Half of the Quarterly Meeting Fees shall be paid in cash or Shares, or any combination thereof, according to a written election signed by the Eligible Director and received by the Company. If an Eligible Director elects to have all or any portion of the Participant-Directed Half of the Quarterly Meeting Fees paid in Shares, such payment, net of withholding taxes, shall be made in the form of a number of Shares equal to the net dollar amount of the Participant-Directed Half of the Quarterly Meeting Fees which such Eligible Director elects to receive in Shares divided by the fair market value of the Shares as of the last trading day prior to the date on which the quarterly Board meeting is held. If no election is made as provided under this Section 5(b), the Participant-Directed Half of the Quarterly Meeting Fees shall not be paid in whole or in part in Shares.

Section 6.      Payment of Other Fees.
                ----------------------


                Whenever an Eligible Director is eligible to be paid Other Fees, such Fees shall be paid in cash or Shares, or any combination thereof, according to the written election signed by the Eligible Director and received by the Company. If an Eligible Director elects to have all or any portion of such other Fees paid in Shares, such payment, net of withholding taxes, shall be made in the form of a number of Shares equal to the net dollar amount of the other Fees which such Eligible Director elects to receive in Shares divided by the fair market value per Share of the Shares as of the last trading day prior to the date on which such Other Fee is paid. If no election is made as provided under this Section 6, such Other Fee shall not be paid in whole or in part in Shares.

Section 7.      Vesting.
                --------

                Shares paid to an Eligible Director under the Plan shall be fully vested as of the date of transfer of such Shares to such Eligible Director.

Section 8.      Fair Market Value.
                ------------------

                For purposes of the Plan, the fair market value of the Shares shall mean, as of any given date, the (i) last reported sale price on the Nasdaq National Market system, or (ii) mean between the high and low bid and ask prices, as reported by the National Association of Securities Dealers, Inc., or
(iii) last reported sale price on any stock exchange on which the Shares are listed.

Section 9.      Changes in Capital Structure.
                -----------------------------

                If the Company (a) pays a stock dividend or makes a distribution in Shares without receiving consideration in the form of money, services, or property, (b) subdivides or splits its outstanding Shares into a greater number of Shares, or (c) combines its outstanding Shares into a smaller number of Shares, then the aggregate number of Shares reserved for issuance pursuant to the Plan shall be proportionately adjusted. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend or other distribution or the effective date in the case of a subdivision, split, or combination.

                If the Company reclassifies or changes the Shares (except for splitting or combining, or changing par value, or changing from par value to no par value, or changing from no par value to par value) or participates in a consolidation or merger (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the Shares except as stated above), the aggregate number of Shares reserved for issuance pursuant to the Plan shall be proportionately adjusted.

                No adjustment pursuant to this Section 9 shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Shares; provided that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest full share.

Section 10.     Compliance with Securities Laws; Delivery of Shares.
                ----------------------------------------------------

                No Retainer, Quarterly Meeting Fee, or Other Fee shall be payable in Shares and no Shares shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company may require each person receiving Shares under the Plan
(a) to represent and warrant to and agree with the Company in writing that the person is acquiring the Shares without a view to distribution thereof, and (b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons receiving the Shares as the Company may reasonably request.

                All certificates for Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 11.     Withholding Tax.
                ----------------

                The payment of any Retainers, Quarterly Meeting Fees, or Other Fees in the form of Shares shall be net of all taxes which the Company is required to withhold with respect to the payment of such Retainers or Fees.

Section 12.     Fractional Shares
                -----------------

                Notwithstanding any language in the Plan to the contrary, no fractional Shares shall be issued in connection with the payment of any Retainers, Quarterly Meeting Fees, or Other Fees. In lieu of the issuance of any fractional Shares, the Eligible Director shall receive that portion of the Retainers, Quarterly Meeting Fees, or Other Fees in cash.

Section 13.     Issuance of Stock Certificates Upon Award or Purchase of Shares.
                ---------------------------------------------------------------

                Upon the payment of any Retainers, Quarterly Meeting Fees, or Other Fees in the form of Shares pursuant to the Plan, the Company shall issue to the Eligible Directors stock certificates evidencing such Shares. The delivery of such certificates shall be subject in all events to the provisions of Section 10 of the Plan.

                In lieu of the delivery of stock certificates pursuant to the foregoing paragraph, the Company may appoint its transfer agent (the "Agent") to establish and maintain a "Plan Account" in the name of each Eligible Director. At the time each Retainer, Quarterly Meeting Fee, or Other Fee is paid to an Eligible Director in the form of Shares, the number of Shares received by such Eligible Director shall, for bookkeeping purposes, be credited by the Agent to such Eligible Director's Plan Account. On a periodic basis, the Agent shall report to the Eligible Director the total number of Shares held on behalf of the Eligible Director in his or her Plan Account. The Agent shall hold in its name or in the name of its nominee all Shares awarded or purchased pursuant to the Plan. No certificate will be issued to an Eligible Director for Shares in his or her Plan Account unless he or she so requests in writing or unless the Plan is terminated. An Eligible Director may request that a certificate for all or part of the full Shares credited to his or her Plan Account be sent to him or her after the Shares have been awarded or purchased. All such requests must be in writing to the Agent. No certificate for a fractional share will be issued.

                The Company shall bear all expenses in connection with the appointment of the Agent and the maintenance of the Plan Accounts.

Section 14.     Dividends and Other Distributions.
                ----------------------------------

                The Eligible Directors shall be entitled to receive all dividends and distributions (whether in cash, stock, or other property) paid with respect to the Shares issued and outstanding as of the record date for such dividend or distribution.

                In the event the Agent receives cash or other property, other than shares of common stock of the Company, paid on account of dividends and distributions on Shares held in an Eligible Director's Plan Account, the Agent shall distribute such dividends and distributions to such Eligible Director as soon as practicable after receipt. Stock dividends and stock distributions shall be added to and included with the Shares held in each Eligible Director's Plan Account.

Section 15.     Voting of Shares
                ----------------

                Each Eligible Director shall be entitled to vote, at any annual or special meetings of stockholders, any Shares issued to such Eligible Director as of the record date for the determination of stockholders entitled to notice of and to vote at such meetings. The Agent shall vote any Shares held by an Eligible Director in his or her Plan Account in accordance with the Eligible Director's express written direction. In the absence of any such direction, such Shares shall not be voted by the Agent.

Section 16.     Sale of Shares.
                ---------------

                Subject to the provisions of the Plan, an Eligible Director may sell all or part of the Shares issued to such Eligible Director under the Plan. In the event Shares are held in an Eligible Director's Plan Account, such Eligible Director may, by giving written notice to the Agent, direct the Agent to sell all or part of the Shares held on behalf of such Eligible Director. Upon receipt of such a notice on which the Eligible Director's signature is guaranteed by a national bank or trust company, the Agent shall, as soon as practical after receipt of such notice, sell such Shares in the marketplace at the prevailing market price and transmit the net proceeds of such sale (less any bank service fees, brokerage charges and transfer taxes) to the selling Eligible Director.

Section 17.     Termination and Amendment of Plan.
                ----------------------------------

                The Board may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan.

Section 18.     No Enlargement of Rights.
                ------------------------

                The payment of Shares under the Plan to an Eligible Director shall not confer any right to such director to continue as a director of the Company and shall not restrict or interfere in any way with the rights of the stockholders of the Company to terminate such directorship, with or without cause, at any time. This Plan is intended to constitute an unfunded plan for incentive compensation with respect to any payments or the provision of other benefits under the Plan which have not yet been made or provided to a participant by the Company, and nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.

Section 19.     Rights as Stockholder.
                ----------------------

                No Eligible Director or his executor or administrator shall have any rights of a stockholder in the Company with respect to the Shares unless and until a certificate representing such Shares has been duly issued and delivered to him under the Plan or such Shares have been credited to such Eligible Director's Plan Account.

Section 20.     Definition of Subsidiary.
                -------------------------

                The term "subsidiary" when used in the Plan means a subsidiary corporation as defined in Section 425 of the Internal Revenue Code of 1986, as amended.

Section 21.     Government Regulations.
                -----------------------

                Notwithstanding any provisions of the Plan or any agreement entered into or election made under the Plan, the Company's obligations under the Plan and any such agreement or election shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory authorities.

Section 22.     Governing Law.
                --------------

                The Plan and all agreements entered into or elections made under the Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

Section 23.     Genders and Numbers.
                --------------------

                When permitted by the context, each pronoun used in this Plan includes the same pronoun in other genders and numbers, and each noun used in this Plan includes the same noun in other numbers.

Section 24.     Captions.
                ---------

                The captions of the various sections and paragraphs of this Plan are not part of the context of this Plan, but are only labels to assist in locating those sections, and shall be ignored in construing this Plan.

Section 25.     Effective Date.
                ---------------

                The Plan shall be effective as of November 7, 1996; provided, however, that no Shares shall be deemed sold under the Plan unless and until all such Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"). In the event any Shares are to be awarded under the Plan prior to the date of registration under the Securities Act, all such Shares shall be deemed sold as of the date of registration, and the fair market value of such Shares shall be determined as of such date of registration.

Section 26.     Term of Plan.
                -------------

                Unless previously terminated by the Board, the Plan shall terminate 10 years from the effective date of the Plan, and no Shares shall be awarded or purchased under the Plan thereafter; however, such termination shall not affect any Shares awarded or purchased prior to such termination.